FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces Fourth Quarter and Full Year 2013 Operating Results Exceeding Management Guidance: $100.6 Million 2013 Income Before Taxes and $107.2 Million EBITDA

New York, New York, February 12, 2014 – RCS Capital Corporation (NYSE: RCAP) (“RCAP” or the “Company”) announced today its operating results for the three and twelve months ended December 31, 2013. Operating highlights are provided below. All per share results are expressed on a diluted basis.

“We are very pleased with our financial performance since the June 2013 initial public offering,” stated Nicholas S. Schorsch, Executive Chairman of RCAP. “In addition to exceeding our 2013 guidance, we have continued to advance our operating strategy by adding key business lines that grow and diversify our revenues. We expect that our announced acquisitions, when completed, will establish RCAP as a leading independent retail advice platform with over 9,000 independent advisors and national reach, adding to our position as the leading direct investment distributor and a leading investment bank providing real estate mergers and acquisitions advisory. We look forward to promptly closing the acquisition of Cetera Financial Holdings, Investors Capital Holdings, Summit Financial Services Group, J.P. Turner & Company, and The Hatteras Funds Group, as well as the consolidation of First Allied Holdings.”

“In addition to our consolidated financial results, we are pleased to announce across the board outperformance by our operating divisions for 2013,” stated William M. Kahane, Chief Executive Officer of RCAP. “Each of the Company’s businesses exceeded our 2013 guidance. Total equity capital raised by our wholesale broker-dealer was well above our estimates, reinforcing our role as a market leader. The $8.6 billion of equity capital raised includes more than 41% of total equity capital raised in real estate direct investments according to Robert A. Stanger & Co., Inc. In addition, our investment banking division ranked number two in North American real estate mergers and acquisitions, with total transaction volume in excess of $10 billion, generating revenues of $47.9 million.”

“RCAP delivered strong financial results while executing on its strategy,” commented Brian D. Jones, RCAP’s Chief Financial Officer. “Adjusted EBITDA for the year ended December 31, 2013 of $107 million, or $4.04 per adjusted share (inclusive of non-controlling interests) exceeded our guidance of $105 million to $120 million, or $3.96 to $4.53 per adjusted share (inclusive of non-controlling interests).”

Fourth Quarter and Year-to-Date Operating Highlights

•	Equity Capital Raised: Served as dealer-manager with respect to equity capital raised of $1.8 billion and $8.6 billion through securities sales for the three months and the year ended December 31, 2013, respectively, surpassing 2013 prior guidance of $7.7 billion by 12%.

•	Revenues: Revenues for the three months ended December 31, 2013 increased $150.0 million, or 234%, to $214.1 million, as compared to $64.1 million for the three months ended December 31, 2012. Revenues for the year ended December 31, 2013 increased $599.0 million, or 208%, to a record $886.5 million, as compared to $287.5 million for the year ended December 31, 2012. Revenue growth was primarily driven by an increase in equity capital raised for our affiliated and non-affiliated direct investment programs. Our transaction management, investment banking and capital markets and transfer agent businesses, which commenced operations in 2013, also contributed to the increased revenues.

•	Investment Banking Division: Generated investment banking and capital markets revenue of $32.3 million and $47.9 million for the three months and the year ended December 31, 2013, respectively (no 2012 comparable period data exists due to limited or no operations). RCAP ranked number two in North American real estate mergers and acquisitions for 2013 with more than $10 billion in total transaction value, according to SNL Financial (such transactions involved entities under common ownership with RCAP).

•	Earnings per Share: Income before taxes totaled $35.6 million, or $1.34 per adjusted share (inclusive of non-controlling interests), for the three months ended December 31, 2013, and $100.6 million, or $3.79 per adjusted share (inclusive of non-controlling interests), for the year ($1.8 million for the three months ended December 31, 2013, or $0.70 per share, and $2.6 million from June 5, 2013 (date of the initial public offering) to December 31, 2013, or $1.04 per share.

The table below presents certain results under GAAP as well as non-GAAP (“adjusted”) financial measures:

	Three Months Ended			Year Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	(unaudited, in millions except per share amounts or as otherwise noted)

Equity Capital Raised from Direct Investment Programs (amounts in billions)	$1.8	$2.4	$0.7	$8.6	$2.9

Consolidated Financial Results

Segment Revenues
Wholesale Broker Dealer	161,439	208,891	64,101	802,965	286,572
Transaction Management	15,491	4,234	-	24,367	-
Investment Banking	32,348	7,566	-	47,884	925
Transfer Agent	5,653	3,505	-	12,558	-

Income (loss) before taxes	35,556	11,645	(4,129)	100,552	7,412

Net income attributable to RCS Capital Corporation	$1,761	$638	$-	$2,601	$-

Basic and diluted earnings per share[1]	$0.70	$0.26	n/a	$1.04	n/a

Adjusted Financial Results [2]

Adjusted EBITDA[3]	$40,189	$13,224	$(4,092)	$107,171	$7,555

Adjusted net income (loss)	$21,334	$6,987	$(4,129)	$60,331	$7,412

Adjusted earnings (loss) per share[4]	$0.81	$0.26	$(0.16)	$2.28	$0.28

_________________________

1 Per share measures are based on the number of shares of Class A common stock outstanding for the period from June 5, 2013 (the date of the initial public offering) through December 31, 2013.

2 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures at the end of this press release.

3 Adjusted EBITDA represents earnings before interest, tax, depreciation, amortization expense, non-cash equity compensation and acquisition related costs.

4 Per share measures assumes that 2,500,000 shares of Class A and 24,000,000 Class B common stock were outstanding for all periods presented.

•	Strategic Transactions:

During the year ended December 31, 2013 we announced the following strategic transactions:

o	On October 1, 2013, RCAP agreed to acquire The Hatteras Funds Group, a sponsor, investment advisor and distributor of alternative investment funds. The acquisition is expected to be consummated in the second quarter of 2014.

o	On October 27, 2013, RCAP agreed to acquire Investors Capital Holdings, Ltd. (NYSE MKT: ICH), a publicly traded independent broker-dealer and investment advisory services firm operating through approximately 440 independent advisors across the United States. The acquisition is expected to be consummated in the second quarter of 2014.

o	On November 16, 2013, RCAP agreed to acquire Summit Financial Services Group, Inc. (OTC MKTS: SFNS), a Florida-based financial services holding company that, through its subsidiary, Summit Brokerage Services, Inc., provides a broad range of securities brokerage and investment services through approximately 300 independent financial advisors. The acquisition is expected to be consummated in the second quarter of 2014.

Subsequent to December 31, 2013 we announced the following strategic transactions:

o	On January 16, 2014, the Company agreed to acquire Cetera Financial Holdings, Inc. (“Cetera”), a financial services holding company that provides independent broker-dealer services and investment advisory services through four distinct independent broker-dealer platforms: Cetera Advisors, Cetera Advisor Networks, Cetera Financial Institutions and Cetera Financial Specialists. The Company expects that Cetera’s business, once acquired, will operate independently of the Company’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and function as a separate business unit alongside the Company’s existing operating subsidiaries.

In connection with the acquisition of Cetera, RCAP, RCS Capital Management, LLC (“RCS Management”) and RCAP Holdings, LLC (“RCAP Holdings” and, together with the Company and RCS Management, the “RCS Companies”), received a commitment from Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bank of America, N.A. to provide a $550 million senior secured first lien term loan facility, a $25 million senior secured first lien revolving credit facility, and a $150 million senior secured second lien term loan facility to be used by the Company to pay a portion of the consideration in the Cetera Merger, to refinance existing indebtedness of Cetera and the RCS Companies, and to pay related fees and expenses. The acquisition is expected to be consummated in the second quarter of 2014.

o	In addition, the RCAP and RCAP Holdings entered into a commitment letter with Luxor Capital Group, LP (“Luxor”) for Luxor to purchase $120 million of convertible notes, $270 million of convertible preferred securities and up to $50 million in shares of RCAP’s Class A common stock to be used by the Company to pay a portion of the consideration to be paid in the acquisition of Cetera, to refinance existing indebtedness of Cetera and the RCS Companies, and to pay related fees and expenses.

o	On January 16, 2014, RCAP agreed to acquire all outstanding membership interests in J.P. Turner & Company, LLC, an independent brokerage and investment banking firm, and its affiliated investment advisory company, J.P. Turner & Company Capital Management, LLC. The acquisition is expected to be consummated in the second quarter of 2014.

o	As part of the overall plan to grow the Company and to simplify its corporate structure, on February 11, 2014, RCAP Holdings exchanged 23,999,999 (all but one) Class B units of each of its operating subsidiaries, along with 23,999,999 (all but one) shares of our Class B common stock, held by it for 23,999,999 shares of our Class A common stock. RCAP Holdings retains majority voting rights through its ownership of one remaining outstanding share of Class B common stock.

o	On February 11, 2014, following the approval of a special committee consisting of independent directors of its board, RCAP also entered into a non-binding letter of intent whereby RCAP Holdings agreed to contribute all its equity interests in First Allied Holdings, Inc. (“First Allied”) to the Company. Pursuant to the letter of intent, the definitive agreement between the Company and First Allied will require that as consideration for the contribution of First Allied, the Company will issue to RCAP Holdings 11,264,929 shares of Class A common stock. The First Allied contribution is expected to be consummated in the second quarter of 2014.

“RCAP targeted a number of very attractive retail advice platforms that are complementary to our existing businesses, including the transformative pending acquisition of Cetera,” noted Nicholas S. Schorsch, RCAP’s Executive Chairman. “We expect to become the second largest independent broker-dealer in the United States by number of financial advisors. Our announced acquisitions also successfully complement and diversify our revenues, operating expenses, net income and EBITDA contribution. The current environment has presented a unique moment in time to consolidate financial services firms and add to our growing suite of investment solutions focused on the needs of individual investors.”

Operating Results by Division

Wholesale Broker-Dealer

Wholesale broker-dealer revenues for the three months ended December 31, 2013, increased by $97.3 million, or 152%, to $161.4 million, as compared to $64.1 million for the three months ended December 31, 2012. For the year ended December 31, 2013, the Company’s revenues increased $516.4 million, or 180%, to $803.0 million compared to $286.6 million for the year ended December 31, 2012. The increase for both the three months and year ended December 31, 2013, were the result of increases in equity capital raised by our affiliated and non-affiliated direct investment programs as compared to the three months and year ended December 31, 2012.

RCAP’s wholesale broker-dealer division focuses on the distribution of affiliated and non-affiliated direct investment programs, an affiliated business development company and affiliated alternative strategy mutual funds. Our broker-dealer is the leader in the wholesale distribution of publicly registered non-traded real estate and business development investment programs, with a market share of 35% for the year ended of December 31, 2013, according to industry authority Robert A. Stanger & Co., Inc. This represents a market share more than double that of the next largest real estate-focused, multiproduct distributor.

Transaction Management

Transaction management revenues for the three months ended December 31, 2013, were $15.5 million, an increase of 266% compared to the three months ended September 30, 2013. The increase in revenues was attributable to increased mergers and acquisitions activity and liquidity events from affiliate-sponsored REITs. Revenues for the year ended December 31, 2013, were $24.4 million. Transaction management began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

RCAP’s transaction management division focuses on providing services to affiliated and non-affiliated direct investment programs, publicly traded REITs and their sponsors. Services offered include: offering registration and blue sky filings, regulatory advice with respect to regulatory body registration maintenance, transaction management, marketing support, due diligence advice and related meetings, events, training and education, conference management and strategic advice in connection with liquidity events and other strategic transactions.

Investment Banking

Revenues for the three months ended December 31, 2013, were $32.3 million, an increase of 328% compared to the three months ended September 30, 2013 reflecting an increase in transaction size including approximately $15.3 million in fees earned from the merger of two affiliate-sponsor REITs. Revenues for the year ended December 31, 2013, were $47.9 million. Investment banking substantially began operations in January 2013; therefore, comparable results for earlier periods are not applicable.

RCAP’s full service investment banking and capital markets division focuses on the alternative investment sector, a channel that, in RCAP’s view, tends to be underserved by other investment banks. RCS Capital specializes in providing strategic and financial advice to non-traded investment programs and their sponsors, which could include advising on the following: (1) the structure and development of new programs; (2) merger and acquisition transactions; (3) liquidity alternatives; and (4) debt and equity capital raising.

Transfer Agent

Transfer agent revenues for the three months ended December 31, 2013 were $5.7 million, an increase of 61% compared to the three months ended September 30, 2013 reflecting an increase in the number of accounts being served. Beginning in March 2013, services performed by a third party vendor started transitioning to the transfer agent. Together with the third party vendor, the transfer agent provided transfer agency services to approximately 226,000 accounts during the three months ended December 31, 2013 compared to approximately 200,000 accounts during the three months ended September 30, 2013. Revenues for the year ended December 31, 2013, were $12.6 million. The transfer agent began operations in January 2013; therefore, comparable results for prior periods are not applicable.

RCAP’s transfer agency division provides registrar and record-keeping services to affiliated and non-affiliated direct investment programs. These services include share transfer execution, issuance and cancellation in connection with offerings conducted by issuers.

Conference Call

RCAP will be hosting its fourth quarter 2013 conference call on Wednesday, February 12, 2014 at 10:00 AM ET. Nicholas S. Schorsch, Executive Chairman, William M. Kahane, Chief Executive Officer, and Brian D. Jones, Chief Financial Officer, will conduct the call. Conference call details are as follows:

Live Conference Call Domestic Dial-In Number: 1-888-317-6003

International Dial-In Number: 1-412-317-6061

Canada Dial-In Number: 1-866-284-3684

Conference ID: 3730452

*Participants should dial in 10-15 minutes early.

Conference Call Replay Details Domestic Dial-In Number: 1-877-344-7529

International Dial-In Number: 1-412-317-0088

Canada Dial-In Number: 1-855-669-9658

Conference ID: 10040673

Date Available: February 12, 2014 (one hour after the end of the conference call) to February 27, 2014 at 9:00 AM ET.

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was recently formed to operate and grow businesses focused on the direct investment industry. RCAP holds a direct economic interest in Realty Capital Securities, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com.

Important Notice

The statement in this press release include statements regarding the intent, belief or current expectations of RCAP and members of our management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including our ability to consummate our pending acquisitions and those other factors set forth in the Risk Factors section of RCAP’s prospectus. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian D. Jones, CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	BJones@rcscapital.com
Ph: 484-342-3600	Ph: 866-904-2988

RCS Capital Corporation and Subsidiaries

Condensed Consolidated Statements of Financial Condition

(unaudited; in thousands)

	December 31,	December 31,
	2013	2012
ASSETS
Cash	$45,744	$12,683
Available-for-sale securities	8,528	-
Trading securities	5,874	-
Receivables:
Commission and dealer manager fees	1,093	1,355
Reimbursable expenses	19,356	1,551
Investment banking fees	21,420
Other Receivables	5,825	-
Due from affiliates	1,331
Property and equipment, net	458	113
Prepaid expenses and other assets	1,372	509
Deferred income taxes	126	-
Total assets	$111,127	$16,211

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,695	$1,303
Accrued expenses	22,630	4,175
Payable to broker-dealers	1,259	5,007
Deferred revenue	2,567	-
Other liabilities	450	-
Total liabilities	31,601	10,485

Class A Common Stock, $0.001 par value, 100,000,000 shares authorized, 2,500,000 shares issued and outstanding as of December 31, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	3	-
Class B Common Stock, $0.001 par value, 100,000,000 shares authorized, 24,000,000 issued and outstanding as of December 31, 2013 and no shares authorized, issued or outstanding as of December 31, 2012	24	-
Additional paid-in capital	43,376	-
Accumulated other comprehensive income (loss)	(46)	-
Retained earnings	1,499	-
Member's equity	-	5,726
Total stockholders' equity	$44,856	$5,726
Non-controlling interest	34,670	-
Total liabilities and equity	$111,127	$16,211

RCS Capital Corporation
Condensed Consolidated Statements of Income
(unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2013	2012	2013	2012
REVENUES
Commissions	$107,765	$40,796	$516,634	$180,481
Dealer manager fees	52,215	23,038	283,801	104,861
Investment banking advisory services	30,069	-	45,484	925
Transfer agency revenue	2,907	-	8,667	-
Services revenue	3,848	238	11,436	1,024
Reimbursable expenses	17,397	20	20,498	161
Other	(138)	9	(25)	45
Total revenues	214,063	64,101	886,495	287,497

EXPENSES
Third-party commissions	107,759	40,846	516,672	180,510
Third-party reallowance	18,244	5,609	84,581	26,849
Internal commissions, payroll and benefits	25,696	13,007	115,994	45,865
Conferences and seminars	7,756	4,414	25,486	14,938
Travel	2,885	1,906	7,623	6,235
Marketing and advertising	3,735	1,603	8,611	2,680
Professional fees	1,126	463	4,593	1,567
Data processing	1,880	-	6,268	-
Management fee	3,983	-	5,996	-
Transaction costs	3,874	-	4,587	-
Other	1,569	382	5,532	1,441
Total expenses	178,507	68,230	785,943	280,085
Income (loss) before taxes	35,556	(4,129)	100,552	7,412
Provision for income taxes	1,576	-	2,202	-
Net income (loss)	33,980	(4,129)	98,350	7,412
Less: Net Income attributable to non-controlling interests	32,219		95,749	-
Net income (loss) attributable to RCS Capital Corporation	$1,761	$(4,129)	$2,601	$7,412
Per Share Data
Net Income per share attributable to RCS Capital Corporation	$0.70	n/a	$1.04	n/a
Weighted average shares used in basic and diluted net income per share	2,500,000		2,500,000

Non-GAAP Financial Measures

The Company’s management uses non-GAAP measures (referred to as “adjusted”) of net income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for dividends. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. Moreover, Company management believes that this presentation enables meaningful comparison of RCAP’s financial performance in prior periods.

Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures, The Company’s non-GAAP measures are as follows:

  Adjusted EBITDA represents the earnings before interest, taxes, depreciation and amortization, non-cash equity compensation and acquisition related costs, measured before non-controlling interest.
  Adjusted EBITDA per share represents the “adjusted EBITDA” per share on a pre-tax basis. The weighted average shares were calculated assuming the shares have been issued for all periods presented.
  Adjusted net income represents the impact to operating income before non-controlling interest on an after-tax basis. Although the non-controlling interest is not subject to tax, the Company estimates the tax impact for comparative purposes.
  Adjusted net income per share represents the “adjusted net income” per share. The weighted average shares were calculated assuming the shares have been issued for all periods presented.

Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures

(unaudited)

	Three Months Ended			Year Ended
(in thousands except for per share amounts or as otherwise noted)	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net income (loss) attributable to RCS Capital Corporation (GAAP)	$1,761	$638	$(4,129)	$2,601	$7,412
Add back: Net income attributable to non-controlling interest	32,219	10,541	-	95,749	-
Add back: Provision for income taxes	1,576	466	-	2,202	-
Add back: Depreciation expense	42	38	37	150	143
EBITDA (Non-GAAP)	$35,598	$11,683	$(4,092)	$100,702	$7,555
Add back: Non-cash equity compensation	30	357	-	492	-
Add back: Acquisition related expenses	4,561	1,184	-	5,977	-
Adjusted EBITDA (Non-GAAP)	$40,189	$13,224	$(4,092)	$107,171	$7,555

Income (loss) before taxes (GAAP)	$35,556	$11,645	$(4,129)	$100,552	$7,412
Less: Estimated provision for income taxes on non-controlling interest	(12,646)	(4,192)	-	(38,019)
Less: Provision for income taxes	(1,576)	(466)	-	(2,202)	-
Adjusted net income (loss) (Non-GAAP)	$21,334	$6,987	$(4,129)	$60,331	$7,412

Average shares outstanding
Class A common stock	2,500	2,500	2,500	2,500	2,500
Class B common stock	24,000	24,000	24,000	24,000	24,000
Adjusted Shares (Non-GAAP)	26,500	26,500	26,500	26,500	26,500

Income (loss) before taxes per adjusted share (Non-GAAP)	$1.34	$0.44	$(0.16)	$3.79	$0.28

EBITDA per adjusted share (Non-GAAP)	$1.34	$0.44	$(0.15)	$3.80	$0.29

Adjusted EBITDA per adjusted share (Non-GAAP)	$1.52	$0.50	$(0.15)	$4.04	$0.29

Adjusted net income (loss) per adjusted share (Non-GAAP)	$0.81	$0.26	$(0.16)	$2.28	$0.28